UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2020

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

Delaware	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (Par Value $0.01)	MGM	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

As previously disclosed, on January 14, 2020, MGM Resorts International (the “Company”) entered into a Master Transaction Agreement (the “MTA”) with MGM Growth Properties Operating Partnership LP (“MGP OP”) and BCORE Windmill Parent LLC (the “Sponsor”), a subsidiary of Blackstone Real Estate Income Trust, Inc., among other parties, which provides for, among other things, (i) the transfer by a subsidiary of the Company of the real estate assets related to MGM Grand Las Vegas (the “MGM Grand Property”) first to its wholly-owned subsidiary (“MGM Grand PropCo”) followed by a transfer by the Company of MGM Grand PropCo to MGP OP and (ii) the transfer by a subsidiary of MGP OP of the real estate assets related to Mandalay Bay Resort and Casino (including Mandalay Place) (the “Mandalay Bay Property” and, together with the MGM Grand Property, collectively, the “Property”) to its wholly-owned subsidiary (“Mandalay Bay PropCo” and, together with MGM Grand PropCo, collectively, the “Landlord”), followed by transfers by MGP OP of each of Mandalay Bay PropCo and MGM Grand PropCo to a newly formed entity (the “Joint Venture”) owned 50.1%, directly or indirectly, by MGP OP, and owned 49.9%, directly or indirectly, by Sponsor. The Landlord will lease the Property to a newly formed wholly-owned subsidiary of the Company (the “Tenant”), and the Tenant will in turn sublease the MGM Grand Property and the Mandalay Bay Property to the subsidiaries of the Company that operate such properties (the “Operating Subtenants”).

The transactions contemplated by the MTA closed on February 14, 2020 (the “Closing Date”) pursuant to which, among other things, Sponsor acquired its 49.9% interest in the Joint Venture (the “Interest Acquisition”) for cash consideration of $798.8 million. In connection with the transactions contemplated by the MTA, the Company also provided a shortfall guaranty of the principal amount of indebtedness of the Joint Venture (and any interest accrued and unpaid thereon) of approximately $3.0 billion. On the Closing Date, MGP OP issued approximately 2.6 million MGP OP limited partnership units to the Company, representing 5% of the equity value of the Joint Venture, and distributed to the Company approximately $2.4 billion of the proceeds received by MGP OP in connection with the Joint Venture’s debt financing. In connection with the Interest Acquisition, an affiliate of Sponsor purchased approximately 4.9 million Class A common shares in MGM Growth Properties LLC (“MGP”), representing an aggregate investment amount of $150.0 million, based on a volume-weighted average price of MGP’s shares for a ten-day trading period ending on January 10, 2020.

The representations, warranties and covenants contained in the MTA and the agreements described herein were made only for purposes of the agreements and as of the specific date (or dates) set forth therein, were solely for the benefit of the parties to the applicable agreement and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the agreements may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the agreements and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the Closing Date, which subsequent developments may not be reflected in the Company’s public disclosure.

The foregoing description of the MTA and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the MTA, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 14, 2020 and is incorporated herein by reference. All capitalized terms used herein and not otherwise defined have the meaning given to such terms in the MTA.

Item 1.01	Entry into a Material Definitive Agreement.

Lease

In connection with the transactions contemplated by the MTA, on the Closing Date, the Tenant entered into a long-term triple-net lease agreement (the “Lease”) with the Landlord pursuant to which the Property was leased to the Tenant. The Lease has an initial lease term of thirty years with two a ten-year renewal terms at the option of the Tenant. The Lease requires the Tenant to pay substantially all costs associated with the Property, including real estate taxes, insurance, utilities and routine maintenance, in addition to the base rent.

The initial base rent due under the Lease is $292 million (the “Rent”). The Rent will escalate annually throughout the term of the lease at a rate of 2% per annum for the first fifteen years and thereafter equal to the greater of 2% and the CPI increase during the prior year subject to a cap of 3%. In addition, the Lease provides that the Tenant is obligated to spend a specified percentage of net revenues at the properties on capital expenditures and for the Tenant and the Company to comply with certain financial covenants, which, if not met, would require the Tenant to maintain cash security or a letter of credit in favor of the Landlord in an amount equal to rent for the succeeding one year period. The Company has also provided a guarantee of the Tenant’s obligations under the Lease.

This description of the Lease is qualified in its entirety by reference to the full text of the Lease filed as Exhibit 10.1 hereto. Exhibits and schedules that have been excluded from the text of the Lease attached hereto will be supplementally furnished to the Commission upon request.

MGP Lease Amendment

In connection with the transactions contemplated by the MTA, on the Closing Date, MGP Lessor, LLC (the “MGP Landlord”) entered into the Sixth Amendment to Master Lease (the “MGP Lease Amendment”) with MGM Lessee, LLC (the “MGM Tenant”) to remove the Mandalay Bay Property from the list of facilities leased by the MGP Landlord to the MGM Tenant pursuant to that certain Master Lease, dated April 25, 2016 (as amended the “MGP Master Lease”) between MGP Landlord and MGM Tenant. Pursuant to the MGP Lease Amendment, the aggregate rent payable by the MGM Tenant under the MGP Master Lease will be reduced by $133 million per year.

This description of the MGP Lease Amendment is qualified in its entirety by reference to the full text of the MGP Lease Amendment filed as Exhibit 10.2 hereto. Exhibits and schedules that have been excluded from the text of the MGP Lease Amendment attached hereto will be supplementally furnished to the Commission upon request.

Tax Protection Agreement

In connection with the transactions contemplated by the MTA, on the Closing Date, the Company also entered into a Tax Protection Agreement (the “Tax Protection Agreement”) with the Joint Venture and MGP OP pursuant to which the Joint Venture agreed to (1) indemnify the Company for certain tax liabilities resulting from its recognition of income or gain during the period commencing on the Closing Date and ending one hundred eighty (180) days after the ninth anniversary of the Closing Date (which may be extended in certain circumstances with respect to the following clause (iii)) if such liabilities result from (i) a transaction involving a direct or indirect taxable disposition of all or a portion of the Property, (ii) a merger or other transaction that would convert interests in the Joint Venture held by MGP OP to cash or otherwise result in a taxable disposition of such interests or (iii) the Joint Venture’s failure to maintain and allocate minimum levels of liabilities for taxation purposes in the manner specified in the Tax Protection Agreement and (2) comply with certain tax covenants in that certain Amended and Restated Limited Liability Company Agreement of MGP BREIT Venture 1 LLC that could impact the tax liabilities of the Company.

This description of the Tax Protection Agreement is qualified in its entirety by reference to the full text of the Tax Protection Agreement filed as Exhibit 10.3 hereto. Exhibits and schedules that have been excluded from the text of the Tax Protection Agreement attached hereto will be supplementally furnished to the Commission upon request.

Guaranty

In connection with the transactions contemplated by the MTA, on the Closing Date, the Company entered into an unsecured Guaranty (the “Guaranty”) pursuant to which it guaranteed the $3.0 billion principal amount of indebtedness (and any interest accrued and unpaid thereon) under that certain Loan Agreement, dated as of the Closing Date, by and among the Landlord and the lenders named therein (the “Guaranteed Obligations”). The Company is required to make payments under the Guaranty if the applicable lenders have exhausted certain remedies to collect the Guaranteed Obligations and amounts in respect of the Guaranteed Obligations remain outstanding.

This description of the Guaranty is qualified in its entirety by reference to the full text of the Guaranty filed as Exhibit 10.4 hereto. Exhibits and schedules that have been excluded from the text of the Guaranty attached hereto will be supplementally furnished to the Commission upon request.

New Credit Agreement

In connection with the transactions contemplated by the MTA, on the Closing Date, the Company entered into an unsecured credit agreement among the Company, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent (the “Credit Agreement”).

The Credit Agreement is comprised of a $1.5 billion unsecured revolving facility (the “Revolving Credit Facility”). The interest rate of the Revolving Credit Facility will be determined by reference to a total net leverage ratio pricing grid, which would result in an interest rate of LIBOR plus 1.50% to 2.25%. The Revolving Credit Facility will mature in February 2025.

As a condition precedent to the effectiveness of the Credit Agreement, certain proceeds of the transactions contemplated by the MTA were used to prepay at par the entire principal amount of the outstanding revolving loans under the Company’s existing Amended and Restated Credit Agreement, dated as of April 25, 2016 (the “Existing Credit Agreement”), and the revolving commitments under the prior credit agreement were terminated.

The Credit Agreement governing the Revolving Credit Facility contains customary covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to: (i) incur additional indebtedness; (ii) merge with a third party or engage in other fundamental changes; (iii) make restricted payments; (iv) enter into, create, incur or assume any liens; (v) make certain sales and other dispositions of assets; (vi) enter into certain transactions with affiliates; (vii) make certain payments on certain other indebtedness; (viii) make certain investments; and (ix) incur restrictions on the ability of restricted subsidiaries to make certain distributions, loans or transfers of assets to the Company or any restricted subsidiary. These covenants are subject to a number of important exceptions and qualifications. The Credit Agreement requires the Company to comply with certain financial covenants, which may restrict the Company’s ability to incur additional debt to fund its obligations in the near term.

Mandatory prepayments of the credit facilities will be required upon the occurrence of certain events, including sales of certain assets, subject to certain exceptions.

The Credit Agreement also provides for customary events of default, including, without limitation, (i) payment defaults, (ii) inaccuracies of representations and warranties, (iii) covenant defaults, (iv) cross-defaults to certain other indebtedness in excess of specified amounts, (v) certain events of bankruptcy and insolvency, (vi) judgment defaults in excess of specified amounts, (vii) actual or asserted invalidity or impairment of any loan documentation, (viii) following the granting of liens on collateral, the security documents cease to create a valid and perfected first priority lien on any material portion of the collateral, (ix) ERISA defaults, and (x) change of control.

The Revolving Credit Facility is guaranteed by each of the Company’s existing direct and indirect wholly-owned material domestic restricted subsidiaries, subject to certain exclusions. The Revolving Credit Facility is initially unsecured, subject to a requirement to secure the Revolving Credit Facility based on a leverage ratio-based collateral trigger.

This description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement filed as Exhibit 10.5 hereto. Exhibits and schedules that have been excluded from the text of the Credit Agreement attached hereto will be supplementally furnished to the Commission upon request.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure under the Introductory Note and Item 1.01 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the Guaranty and the Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

2.1*

Master Transaction Agreement by and among MGM Resorts International, MGM Growth Properties Operating Partnership LP and BCORE Windmill Parent LLC, and, solely with respect to certain sections therein, MGM Growth Properties LLC, dated as of January 14, 2020 (incorporated by reference to Exhibit 2.1 of MGM Resort International’s Current Report on Form 8-K filed with the Commission on January 14, 2020).

10.1	Lease, by and between Mandalay PropCo, LLC, MGM Grand PropCo, LLC and MGM Lessee II, LLC, dated as of February 14, 2020.

10.2	Sixth Amendment to Master Lease, by and between MGP Lessor, LLC and MGP Lessee, LLC, dated as of February 14, 2020.

10.3	Tax Protection Agreement, by and among MGM Resorts International, MGM Growth Properties Operating Partnership LP and MGP BREIT Venture 1 LLC, dated as of February 14, 2020.

10.4	Guaranty Agreement, dated as of February 14, 2020.

10.5	Credit Agreement, dated as of February 14, 2020, among MGM Resorts International, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2020

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name:	Andrew Hagopian III
Title:	Chief Corporate Counsel and Assistant Secretary